UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


      December 21, 2004                   333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        98-0413063
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       347 Bay Street
                         Suite 408
                  Toronto, Ontario M5H 2R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9930
    (Registrant's telephone number, including area code)



 Item 302. Unregistered Sale of Equity Securities

On December 5, 2005, the Company authorized the issuance of 150,000 common shares and 150,000 warrants to one accredit investor in consideration of $151,500, payable by delivery of $100,000 in cash and a Promissory Note in the principal amount of $51,500 due on January 15, 2006. Each common share was priced at $1.00 and each warrant at $0.01. Each warrant entitles the holder to purchase one common share at a purchase price of $1.00 for a term of one year.

Also on December 5, 2005, the Company authorized the issuance of a total of 34,389 common shares and 17,001 warrants to one accredited investor in settlement of two outstanding convertible promissory notes in the total amount of $25,500 plus interest in the amount of $514.55. Each common share was priced at $0.745 and each warrant at $0.01. Each warrant entitles the holder to purchase one common share at a purchase price of $1.25 for a period of 15 months.

On December 6, 2005, the Company authorized the issuance of 133,333 common shares to Atna Resources Inc. as partial payment under the Marg Property Acquisition Agreement.
These common shares plus $42,330 (CDN$50,000) were delivered to Atna on December 12, 2005, the due date for the payment under the Agreement.

On December 7, 2005, the Company authorized the issuance of 10,000 common shares to an accredited investor for the exercise of 10,000 Warrants at $1.00 per share.

On December 15, 2005, the Company completed the sale of 400,000 Special Warrants to AGF Funds Inc., an accredited
investor, for $404,000.   Each Special Warrant entitles its
holder to acquire one common share of the Company at a purchase price of $1.00 and one common share purchase warrant which entitles the holder to purchase an additional common share at a purchase price of $0.01. The Special Warrants may not be exercised until the earlier of: (i) the Qualification Time (as defined below), or (ii) the date which is 181 days from the closing date of the sale of the Special Warrants (the "Expiry Time"). All Special Warrants will be automatically exercised or deemed exercised without any further action on the part of the holder at 4:30 p.m. (Toronto time) on the earlier of: (i) the fifth business day after the date upon which a registration statement to be filed by the Company under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission with respect to the distribution of the common shares and warrants issuable upon exercise of the Special Warrants (the "Qualification Time") or (ii) the Expiry Time. If by 4:30 p.m. (Toronto time) on the date which is 180 days from the closing date such registration statement has not been declared effective, the holders of Special Warrants shall thereafter be entitled to receive, upon the exercise or deemed exercise of the Special Warrants, 1.1 common shares and 1.1 warrants for each Special Warrant then held by such holder (in lieu of one common share and one warrant otherwise receivable) at no additional cost. The Company has undertaken to use its reasonable best efforts to file a registration statement under the Securities Act of 1933 to qualify the shares and warrants underlying the Special Warrants with the objective of being declared effective on or before 180 days from closing.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           YUKON GOLD CORPORATION, INC.


Date: December 19, 2005    By: /s/ Lisa Lacroix
                           Name:  Lisa Lacroix
                           Title:  Secretary